Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 23, 2007) - Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 31, 2007 of $662,200 (or $.12 per share diluted) compared to net income of $1,113,300 (or $.18 per share diluted) in the first quarter of 2006.

John L. Morgan, Chairman and Chief Executive Officer, stated, “Our results in the first quarter continue to be impacted by the ramp up of our two leasing companies Wirth Business Credit and Winmark Capital.  Our franchise business performed adequately despite getting off to a slow start.  The first quarter of last year included a $360,000 non-operating gain included in interest and other income.”

Winmark Corporation creates, supports and finances business.  At March 31, 2007, there were 846 franchises in operation under the brands Play It Again Sports®, Once Upon A Child®, Plato’s Closet®, Music Go Round® and Wirth Business Credit™.  An additional 56 franchises have been awarded but are not open.  In addition, at March 31, 2007, the Company had loans and leases equal to $26.8 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	March 31, 2007	December 30, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$1,020,600	$1,037,800
Receivables, less allowance for doubtful accounts of $52,000 and $66,900	2,681,100	2,203,500
Investment in direct finance leases	6,776,900	5,777,400
Income tax receivable	653,300	812,700
Inventories	96,000	68,700
Prepaid expenses	1,201,900	1,435,100
Deferred income taxes	191,500	191,500
Total current assets	12,621,300	11,526,700

Long-term investment in leasing operations	16,036,200	12,474,000
Long-term investments	11,500,000	11,500,000
Long-term receivables, net	68,200	73,800
Property and equipment, net	609,200	573,500
Other assets, net	625,800	625,800
Deferred income taxes	684,500	832,300
	$42,145,200	$37,606,100

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$9,700,000	$600,000
Current renewable subordinated notes	1,353,400	3,239,600
Accounts payable	1,365,300	1,608,100
Accrued liabilities	1,793,300	2,029,700
Current discounted lease rentals	147,100	157,300
Rents received in advance	688,200	479,300
Current deferred revenue	1,177,200	1,116,100
Total current liabilities	16,224,500	9,230,100

Long-term renewable subordinated notes	12,731,600	12,138,600

Long-term discounted lease rentals	—	41,000

Long-term deferred revenue	452,600	441,400

Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 5,467,445 and 5,657,042 shares issued and outstanding	84,800	550,000
Retained earnings	12,651,700	15,205,000

Total shareholders’ equity	12,736,500	15,755,000
	$42,145,200	$37,606,100

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31, 2007	April 1, 2006
REVENUE:
Royalties	$5,152,900	$5,043,800
Merchandise sales	1,259,100	1,290,700
Leasing income	775,700	261,800
Franchise fees	300,000	215,000
Other	139,200	162,000
Total revenue	7,626,900	6,973,300

COST OF MERCHANDISE SOLD	1,207,200	1,239,100
LEASING EXPENSE	135,800	3,800
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,993,700	4,321,400

Income from operations	1,290,200	1,409,000

INTEREST EXPENSE	(333,000)	—
INTEREST AND OTHER INCOME	129,400	456,100

Income before income taxes	1,086,600	1,865,100

PROVISION FOR INCOME TAXES	(424,400)	(751,800)

NET INCOME	$662,200	$1,113,300

EARNINGS PER SHARE - BASIC	$.12	$.18

EARNINGS PER SHARE - DILUTED	$.12	$.18

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	5,584,731	6,030,371

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	5,716,521	6,270,083